Exhibit 99.1

Inphi Corporation Announces First Quarter 2016 Results

Reports 12% Year-over-Year Revenue Growth and 17% Year-over-Year Non-GAAP EPS Growth

SANTA CLARA, Calif., April. 28, 2016 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed analog and mixed-signal semiconductor solutions for the communications, data center and computing markets, today announced financial results for its first quarter ended March 31, 2016.

Revenue in the first quarter of 2016 was a record $66.5 million on U.S. generally accepted accounting principles (GAAP) basis, up 3.3% sequentially from $64.4 million reported in the fourth quarter of 2015 and up 12% year-over-year, compared with $59.2 million in the first quarter of 2015.

Gross margin under GAAP in the first quarter of 2016 was 63.5%, compared with 50.6% in the first quarter of 2015. The increase in gross margin was primarily due to higher product cost in the first quarter of 2015 as a result of higher inventory fair value step-up related to the acquired Cortina inventories sold during the first quarter of 2015.

GAAP income from operations in the first quarter of 2016 was $2.5 million or 3.8% of revenue, compared to a GAAP loss from operations in the first quarter of 2015 of $5.5 million or (9.3%) of revenue.

GAAP net income for the first quarter of 2016 was $0.2 million, or $0.01 per diluted common share, compared with GAAP net loss of $9.7 million, or ($0.26) per diluted common share, in the first quarter of 2015.

Inphi reports revenue, gross margin, operating expenses, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP revenue, gross margin, operating expenses, net income, earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this news release.

Gross margin on a non-GAAP basis in the first quarter of 2016 increased to 68.8%, compared with 66.6% in the first quarter of 2015.

Non-GAAP income from operations in the first quarter of 2016 was $13.7 million, or 20.6% of revenue, compared with $11.2 million, or 18.7% of revenue, in the first quarter of 2015.

Non-GAAP net income in the first quarter of 2016 was $11.7 million, or $0.27 per diluted common share. This compares with non-GAAP net income of $9.3 million, or $0.23 per diluted common share in the first quarter of 2015.

“We are delighted to report another strong quarter in Q1 and pleased to be forecasting continued growth in Q2” said Ford Tamer president and CEO of Inphi Corporation. “We introduced several new products at March’s Optical Fiber Conference this year and we are excited about their potential. We are working hard to get all of these new product offerings into production by the end of the year. Reflecting the market’s growing interest in high speed optical communication, we are confident that we have the right team, delivering the right products to leverage this growing market opportunity in the quarters to come,” he said.

Business Outlook

The following statements are based on the Company’s current expectations for the second quarter of 2016. These statements are forward-looking and actual results may differ materially. A reconciliation between the GAAP and Non GAAP outlook is included in the back of the press release.

●	Revenue is expected to be up 2.8% to 5.8% sequentially in Q2 2016, a range of $68.4 million to $70.4 million.
●	GAAP based gross margin is expected to be 63.1% - 63.8%
●	Non-GAAP gross margin is expected to be approximately 68.0% to 68.5%.
●	Stock-based compensation expense is expected to be in the range of $8.7 million to $8.9 million.
●	GAAP results are expected to be in a range between a net loss of $0.1 million to net income of $ 0.8 million, or $0.0 - $0.02 per diluted share, on 44.2 million estimated diluted shares outstanding.
●

Non-GAAP net income, excluding stock-based compensation expense and expenses related to the Cortina acquisition, is expected to be in the range of $11.9 million to $12.8 million, or $0.27 - $0.29 per diluted share, on 44.2 million estimated fully diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time with Ford Tamer, president and chief executive officer, and John Edmunds, chief financial officer, to discuss the first quarter 2016 results.

The call can be accessed by dialing 844-459-2451; international callers should dial 765-507-2591, participant passcode: 89757571. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leading provider of high-speed analog and mixed-signal semiconductor solutions for the communications, data center and computing markets. Inphi’s end-to-end data transport platform delivers high signal integrity at leading-edge data speeds, addressing performance and bandwidth bottlenecks in networks, from fiber to memory. Inphi’s solutions minimize latency in computing environments and enable the rollout of next-generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, and storage platforms. To learn more about Inphi, visit www.inphi.com.

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Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the first quarter of 2016 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the Company’s business outlook and current expectations for the second quarter of 2016, including with respect to revenue, gross margin, stock-based compensation expense, operating performance, net income or loss, and earnings per share; the Company’s expectations and belief regarding continued growth in the second quarter of 2016, the potential and timing of introduction of new products, market interest in high speed optical communication and the Company’s ability to leverage the right products to leverage this growing market opportunity; features and benefits of the Company’s solutions; and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2015, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue	$66,531	$59,160
Cost of revenue	24,272	29,238
Gross margin	42,259	29,922
Operating expenses:
Research and development	27,663	22,723
Sales and marketing	7,093	6,869
General and administrative	4,957	5,812
Total operating expenses	39,713	35,404
Income (loss) from operations	2,546	(5,482)
Interest expense, net of other income	(2,487)	168
Income (loss) before income tax	59	(5,314)
Provision (benefit) for income tax	(161)	4,394
Net income (loss)	$220	$(9,708)

Earnings per share:
Basic	$0.01	$(0.26)
Diluted	$0.01	$(0.26)

Weighted-average shares used in computing earnings per share:
Basic	39,758,201	37,696,518
Diluted	43,421,314	37,696,518

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended March 31,
	2016	2015
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$355	$363
Research and development	4,358	3,786
Sales and marketing	1,066	1,025
General and administrative	1,173	1,246

	$6,952	$6,420

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$138,939	$283,044
Short-term investments in marketable securities	189,234	43,616
Accounts receivable, net	33,003	30,418
Inventories	17,323	17,828
Prepaid expenses and other current assets	6,097	3,969
Total current assets	384,596	378,875

Property and equipment, net	39,133	36,280
Goodwill	9,154	9,154
Identifiable intangible assets	63,111	66,289
Other noncurrent assets	16,375	14,448
Total assets	$512,369	$505,046

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$11,384	$8,389
Accrued expenses and other current liabilities	15,694	18,922
Deferred revenue	6,120	6,667

Total current liabilities	33,198	33,978

Convertible debt	174,078	171,701
Other liabilities	3,078	8,697
Total liabilities	210,354	214,376

Stockholders’ equity:
Common Stock	40	39
Additional paid-in capital	398,254	392,616
Accumulated deficit (1)	(97,260)	(102,741)
Accumulated other comprehensive income	981	756
Total stockholders’ equity	302,015	290,670

Total liabilities and stockholders’ equity	$512,369	$505,046

     (1) The accumulated deficit in 2016 includes the cumulative effect of accounting change of $5,261.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to Cortina acquisition, non-cash interest expense related to convertible debt and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, income from operations, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2016		2015
GAAP revenue to Non-GAAP revenue
GAAP revenue	$66,531		$59,160
Cortina revenue lost due to purchase accounting	-		408	(a)
Non-GAAP revenue	$66,531		$59,568

GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$42,259		$29,922
Adjustments to GAAP gross margin:
Cortina revenue lost due to purchase accounting, net of cost of goods sold	-		303	(a)
Stock-based compensation	355	(b)	363	(b)
Acquisition related expenses	47	(c)	39	(c)
Amortization of inventory step-up	241	(d)	6,154	(d)
Amortization of intangibles	2,875	(e)	2,875	(e)
Depreciation on step-up values of fixed assets	22	(f)	45	(f)
Non-GAAP gross margin	$45,799		$39,701

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$27,663		$22,723
Adjustments to GAAP research and development:
Stock-based compensation	(4,358	) (b)	(3,786	) (b)
Acquisition related expenses	(468	) (c)	-
Depreciation on step-up values of fixed assets	(56	) (f)	(18	) (f)
Non-GAAP research and development	$22,781		$18,919

GAAP sales and marketing	$7,093		$6,869
Adjustments to GAAP sales and marketing:
Stock-based compensation	(1,066	) (b)	(1,025	) (b)
Acquisition related expenses	(193	) (c)	(70	) (c)
Amortization of intangibles	(204	) (e)	(204	) (e)
Depreciation on step-up values of fixed assets	(21	) (f)	(12	) (f)
Non-GAAP sales and marketing	$5,609		$5,558

GAAP general and administrative	$4,957		$5,812
Adjustments to GAAP general and administrative:
Stock-based compensation	(1,173	) (b)	(1,246	) (b)
Acquisition related expenses	(37	) (c)	(456	) (c)
Amortization of intangibles	(46	) (e)	(46	) (e)
Depreciation on step-up values of fixed assets	(2	) (f)	4	(f)
Non-GAAP general and administrative	$3,699		$4,068

Non-GAAP total operating expenses	$32,089		$28,545
Non-GAAP income from operations	$13,710		$11,156

GAAP net loss to Non-GAAP net income
GAAP net loss	$220		$(9,708)
Adjusting items to GAAP net loss:
Operating expenses related to stock-based compensation expense	6,952	(b)	6,420	(b)
Cortina revenue lost due to purchase accounting, net of cost of goods sold	-		303	(a)
Amortization of inventory fair value step-up	241	(d)	6,154	(d)
Amortization of intangibles related to purchase price	3,125	(e)	3,125	(e)
Depreciation on step-up values of fixed assets	101	(f)	92	(f)
Acquisition related expenses	745	(c)	565	(c)
Accretion and amortization expense on convertible debt	2,378	(g)	-
Valuation allowance and tax effect of the adjustments above from GAAP to non-GAAP	(2,065	) (h)	2,352	(h)
Non-GAAP net income	$11,697		$9,303

Shares used in computing non-GAAP basic earnings per share	39,758,201		37,696,518

Shares used in computing non-GAAP diluted earnings per share	43,421,314		40,325,174

Non-GAAP earnings per share:
Basic	$0.29		$0.25
Diluted	$0.27		$0.23

GAAP gross margin as a % of revenue	63.5%		50.6%
Stock-based compensation	0.6%		0.6%
Amortization of inventory fair value step-up and intangibles, Cortina revenue lost due to purchase accounting and others	4.7%		15.4%
Non-GAAP gross margin as a % of revenue	68.8%		66.6%

(a)

Reflects the Cortina revenue lost due to purchase accounting and corresponding cost of goods sold. The Company includes this item when it evaluates the continuing operational performance of the Company.

(b)

Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the legal, transition costs and other expenses related to Cortina acquisition. The transition costs also include short-term cash retention bonus payments to Cortina employees that were part of the purchase agreement when the Company acquired Cortina. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the cost of goods sold fair value amortization of inventory step-up related to Cortina. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance

(e)

Reflects the fair value amortization of intangibles related to Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects the fair value depreciation of fixed assets related to Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects the accretion and amortization expense on convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES -SECOND QUARTER 2016 GUIDANCE

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ending June 30, 2016
	High	Low
Estimated GAAP net income (loss)	$832	$(88)
Adjusting items to estimated GAAP net income (loss):
Operating expenses related to stock-based compensation expense	8,800	8,800
Amortization of intangibles	3,225	3,225
Amortization of convertible debt interest cost	2,378	2,378
Tax effect of GAAP to non-GAAP adjustments	(2,400)	(2,440)
Estimated non-GAAP net income	$12,835	$11,875

Shares used in computing estimated non-GAAP diluted earnings per share	44,200,000	44,200,000

Estimated non-GAAP diluted earnings per share	$0.29	$0.27

Revenue	$70,400	$68,400

GAAP gross margin	$44,900	$43,180
as a % of revenue	63.8%	63.1%
Adjusting items to estimated GAAP gross margin:
Stock-based compensation	450	450
Amortization of intangibles	2,875	2,875
Estimated non-GAAP gross margin	$48,225	$46,505
as a % of revenue	68.5%	68.0%